Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the Adverum Biotechnologies, Inc. Amended and Restated 2014 Employee Stock Purchase Plan of our report dated March 29, 2022, with respect to the consolidated financial statements of Adverum Biotechnologies, Inc., included in the Annual Report (Form 10-K) for the year ended December 31, 2021, filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

San Jose, California

August 11, 2022